EXHIBIT 10.6

June 10, 2009

Lionshare Ventures, LLC

100 Cummings Center Suite 324C

Beverly, Massachusetts 01915

Re:  LSV Pledge

Dear Christopher,

For good and valuable consideration, the parties agree to the following modifications to the Term Sheet, dated May 19, 2008 and reaffirmed on December 5, 2008 by and between LionShare Ventures (LSV) and then BioXcell Inc., the undersigned do hereby covenant and agree as follows:

1)
LSV and Christopher Esposito (“Esposito”), jointly and severally, hereby promise to pay to INVO Bioscience (INVO) by December 5, 2009 the amount of $205,000 in cash, which amount LSV agreed to contribute to  pursuant to the Term Sheet in connection with the transactions contemplated by the Exchange Agreement on December 5, 2008. The parties agree that such amount represents the balance due for the prior issuance of INVO Bioscience common stock and that no further shares of INVO Bioscience common stock shall be issued to Esposito upon contribution of the $205,000.

2)
In order to secure the prompt and complete payment of the amount set forth in the prior paragraph, LSV and Esposito hereby pledge and grant to INVO a continuing first priority security interest in 775,000 shares of Common Stock of INVO Bioscience.  The parties acknowledge that all of such shares will be held in escrow until December 5th, 2009. The parties acknowledge that with each investment of $51,000, 25% or 193,000 shares will be issued to Lion Share Ventures, if Esposito contributes the $205,000 to INVO Bioscience prior to December 5, 2009, the stock certificates and stock powers shall be returned to Esposito.

This letter agreement constitutes the entire agreement between LSV and INVO Bioscience pertaining to the subject matter contained herein.  This letter agreement may not be altered, amended, or modified, except by means of a writing executed by LSV and INVO.  This letter agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, other than the choice of law provisions thereof.

[SIGNATURE PAGE FOLLOWS]

Please execute this letter in the space provided below in order to acknowledge your acceptance of and agreement with the terms set forth herein.

Sincerely,

Lionshare Ventures, LLC

By: /s/Gerald Esposito

Name: Gerald Esposito

Title: President

Christopher Esposito

s/Christopher Esposito

Acknowledged and Agreed:

INVO Bio Science, Inc.

By:      s/Kathleen T. Karloff

Name: Kathleen T. Karloff

Title:   CEO